Execution Copy
AMENDMENT NO. 11
TO
RECEIVABLES PURCHASE AGREEMENT
THIS AMENDMENT NO. 11 TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of March 14, 2014, is entered into among HBI RECEIVABLES LLC, as seller (“Seller”), HANESBRANDS INC., in its capacity as servicer (in such capacity, the “Servicer”), the Committed Purchasers party hereto, the Conduit Purchasers party hereto, the Managing Agents party hereto, and HSBC SECURITIES (USA) INC. (“HSBC”), as agent (in such capacity, the “Agent”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the “Purchase Agreement” referred to below.
PRELIMINARY STATEMENTS
A.    Reference is made to that certain Receivables Purchase Agreement dated as of November 27, 2007 among Seller, Servicer, the Committed Purchasers, the Conduit Purchasers, the Managing Agents and the Agent (as amended prior to the date hereof and as the same may be further amended, restated, supplemented or modified from time to time, the “Purchase Agreement”).
B.    For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to amend certain provisions of the Purchase Agreement upon the terms and conditions set forth herein.
SECTION 1.    Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the parties hereto hereby agree to amend the Purchase Agreement as follows
(a)    Section 1.2 of the Purchase Agreement is hereby amended to delete the first sentence in its entirety and replace it with the following:
Seller shall provide the Agent and each Managing Agent with notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a “Purchase Notice”) signed by an Authorized Officer no later than 11:00 a.m. (New York City time) (a) at least one (1) Business Day prior to such Incremental Purchase if such Purchase Notice is received prior to April 30, 2014, (b) at least one (1) Business Day prior to such Incremental Purchase if such Purchase Notice is received on or after April 30, 2014 and such Incremental Purchase is no greater than $25,000,000 and (c) at least thirty-one (31) calendar days prior to such Incremental Purchase if such Purchase Notice is received on or after April 30, 2014 and such Incremental Purchase is greater than $25,000,000.
(b)    Section 1.2 of the Purchase Agreement is hereby amended to delete the last sentence in its entirety and replace it with the following:

There may not be more than one (1) Incremental Purchase during any calendar week and there may not be more than $25,000,000 in aggregate Incremental Purchases with less than thirty-one (31) calendar days notice (as provided above) during any thirty-one calendar day period that begins on or after April 30, 2014.
(c)    Section 4.5 of the Purchase Agreement is hereby amended to add the following paragraph (c):
(c) If the CP Rate for PNC, as a Conduit Purchaser, is ever the Prime Rate pursuant to the proviso set forth in clause (b) of the definition of CP Rate, then such Conduit Purchaser shall be obliged, at the request of Seller, to assign all of its rights and obligations hereunder to (i) another Committed Purchaser in its Purchase Group or (ii) another funding entity nominated by Seller or such Conduit Purchaser’s Managing Agent that is acceptable to the Agent and such Managing Agent and willing to participate in the Purchase Agreement until the date described in clause (i) of the definition of Facility Termination Date in the place of such Conduit Purchaser; provided that (i) such Conduit Purchaser receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Conduit Purchaser’s share of the Capital and Yield and all accrued but unpaid fees and other costs and expenses payable in respect of its share of the Purchaser Interests.
(d)    Article IV of the Purchase Agreement is hereby amended to add a new Section 4.6 as follows:
Section 4.6    Agreements Related to PNC.
(a)    PNC, in its capacity as a Conduit Purchaser, agrees that it shall not be entitled to payment from the Seller of any rating agency fees under Section 10.4.

(b)     PNC, in its capacity as a Conduit Purchaser, agrees that Section 10.5 regarding Accounting Based Consolidation Events shall not be applicable to it and no amounts shall be payable by the Seller in respect of PNC, in its capacity as Conduit Purchaser, under such section.

(c)    PNC, in its capacity as a Conduit Purchaser, agrees that the benefit of Section 13.6(b) and Section 13.7(b) shall not apply to it.”

(e)    Section 7.1(i)(J) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
(J) except as herein specifically otherwise provided, and except with respect to funds that are remitted on or prior to May 15, 2014 to the “Subject Account” identified in the Fee Letter, maintain the funds or other assets of Seller separate from, and not commingled with, those of any HBI Party and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals;
(f)    Section 8.2(a) of the Purchase Agreement is hereby amended to add the following sentence at the end:
On May 15, 2014, the Servicer will notify the Agent and each Managing Agent of the amount of funds not constituting Collections and expected to be remitted after May 15, 2014 to the “Subject Account” identified in the Fee Letter.
(g)    Section 9.1(f)(iii) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
(iii) the average of the Dilution Ratios (A) as of the end of any Calendar Month from (and including) January through (and including) April and the two preceding Calendar Months shall exceed 15.00% or (B) as of the end of any Calendar Month from (and including) May through (and including) December and the two preceding Calendar Months shall exceed 14.25%.
(h)    Exhibit I to the Purchase Agreement is hereby amended to delete the definition of “Concentration Limit” in its entirety and replace it with the following:
“Concentration Limit” means, for any Obligor and its Affiliates, at any time, the amount equal to the product of (a) the aggregate Outstanding Balance of all Eligible Receivables at such time and (b) the applicable concentration percentage at such time for such Obligor set forth on the following table determined (1) if such Obligor (or its parent) has short term unsecured debt ratings currently assigned to it (or its parent) by S&P and Moody’s, by such short term unsecured debt ratings or (2) in the absence thereof, by the equivalent long term unsecured senior debt ratings; provided, however, that (i) if any Obligor has a split rating, the applicable rating will be the lower of that presented by S&P and Moody’s and (ii) the lowest concentration percentage shall apply to any Obligor that is not rated, as set forth in the following table.

Obligor Rating		Concentration Percentage
Short Term Rating	Long Term Rating
A-1 and P-1 or better	AA and Aa2 or better	27.5%
Lower than A-1 or P-1, and not lower than A-2 and P-2	Lower than AA or Aa2, and not lower than A- and A3	13.75%
Lower than A-2 or P-2, and not lower than A-3 and P-3	Lower than A- or A3, and not lower than BBB- and Baa3	9.17%
Non-Investment Grade rated or unrated	Non-Investment Grade rated or unrated	5.5%

(i)    Exhibit I to the Purchase Agreement is hereby amended to delete clause (b) of the definition of “CP Rate” in its entirety and replace it with the following:
(b) with respect to any Conduit Purchaser for which PNC is the Managing Agent for any Accrual Period for any Purchaser Interest (regardless of whether such Conduit Purchaser funds its Purchaser Interest by issuing Commercial Paper), for each day during any Accrual Period for any Purchaser Interest, shall be the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by PNC from another recognized source for interbank quotation), in each case, changing when and as such rate changes; provided that if such Conduit Purchaser notifies its Managing Agent that it has determined that funding its Purchaser Interests at a CP Rate based on the one-month Eurodollar rate as described above would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) such one-month Eurodollar rate quotations are not available or (ii) such one-month Eurodollar rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such rate, then the CP Rate for such Conduit Purchaser shall be the Prime Rate; and
(j)    Exhibit I to the Purchase Agreement is hereby amended to delete the definition of “Facility Termination Date” in its entirety and replace it with the following:
“Facility Termination Date” means the earliest to occur of (i) March 13, 2015 and (ii) the Amortization Date.
(k)    Exhibit I to the Purchase Agreement is hereby amended to delete the definition of “Fee Letter” in its entirety and replace it with the following:
“Fee Letter” means that certain letter agreement dated as of March 14, 2014 among Seller, the Agent and the Managing Agents, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.
(l)    Exhibit I to the Purchase Agreement is hereby amended to delete each reference to 1.00% in the definition of “Foreign Receivables Limit” and replace each such reference with 1.50%.
(m)    Exhibit I to the Purchase Agreement is hereby amended to delete clause (a) of the definition of “Yield” in its entirety and replace it with the following:
“(a) for each respective Tranche Period relating to Purchaser Interests funded by a Committed Purchaser, including any Purchaser Interest or undivided interest in a Purchaser Interest assigned to a Committed Purchaser pursuant to a Liquidity

Agreement, (i) in the case of a Committed Purchaser for which the Managing Agent is PNC, an amount equal to the product of the applicable CP Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis (or a 365 or 366 day basis, as applicable, in the case of the Prime Rate) and (ii) for any other Committed Purchaser, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis (or a 365 or 366 day basis, as applicable, in the case of the Prime Rate); and”
(n)    The Purchase Agreement is hereby amended to delete Schedule A in its entirety and replace it with the new Schedule A attached hereto as Annex I.
(o)    The Purchase Agreement is hereby amended to delete Schedule C in its entirety and to remove the reference to such schedule in the Table of Contents.
(p)    Each of the Agent, the Managing Agents and the Purchasers hereby consents to the amendment to the limited liability company operating agreement of the Seller to reflect the amendment to Section 7.1(i)(J) of the Purchase Agreement set forth above, a copy of which has been provided to each such party on or prior to the date hereof.
SECTION 2.    Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to each of the other parties hereto, as to itself that:
(a)    It has all necessary corporate or company power and authority to execute and deliver this Amendment and to perform its obligations under the Purchase Agreement as amended hereby, the execution and delivery of this Amendment and the performance of its obligations under the Purchase Agreement as amended hereby has been duly authorized by all necessary corporate or company action on its part and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(b)    On the date hereof, before and after giving effect to this Amendment, (i) no Amortization Event or Potential Amortization Event has occurred and is continuing and (ii) the aggregate Purchaser Interests do not exceed 100%.

SECTION 3.    Conditions Precedent. This Amendment shall become effective on the first Business Day (the “Effective Date”) on which the Agent or its counsel has received (i) counterpart signature pages to this Amendment and the Fee Letter of even date herewith, executed by each of the parties hereto and (ii) payment of the Renewal Fee (as such term is defined in such Fee Letter).
SECTION 4.    Reference to and Effect on the Transaction Documents.
(a)    Upon the effectiveness of this Amendment, (i) each reference in the Purchase Agreement to “this Receivables Purchase Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Purchase Agreement as amended or otherwise modified hereby, and (ii) each reference to the Purchase Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Purchase Agreement as amended or otherwise modified hereby.
(b)    Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Purchase Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent, any Managing Agent or any Purchaser under the Purchase Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.
SECTION 5.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic format shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 6.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.
SECTION 7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
SECTION 8.    Fees and Expenses. Seller hereby confirms its agreement to pay on demand all reasonable costs and expenses of the Agent, the Managing Agents or Purchasers in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent, Managing Agents or Purchasers with respect thereto.
SECTION 9.    Miscellaneous. The undersigned acknowledge and agree that the provisions of Section 13.6, 13.7 and 13.8 of the Purchase Agreement shall apply to this Amendment and shall be binding on the parties as if set out in full in this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.
HBI RECEIVABLES LLC, as Seller

By: /s/ Jodie Covington
Name: Jodie Covington
Title: Vice President and Treasurer
HANESBRANDS INC., as Servicer

By: /s/ Jodie Covington
Name: Jodie Covington
Title: Assistant Treasurer

Signature Page
to
Amendment No. 11 to RPA

REGENCY ASSETS LIMITED, as a Conduit Purchaser and as a Committed Purchaser

By: /s/ Conor Blake
Name: Conor Blake
Title: Director

HSBC SECURITIES (USA) Inc., as a Managing Agent and Agent

By: /s/ Laurie Lawler
Name: Laurie Lawler
Title: Director

Signature Page
to
Amendment No. 11 to RPA

PNC BANK, N.A., as a Conduit Purchaser, a Committed Purchaser and as a Managing Agent

By: /s/ Mark S. Falcione
Name: Mark S. Falcione
Title: Executive Vice President

Signature Page
to
Amendment No. 11 to RPA

ANNEX I

SCHEDULE A

PURCHASE GROUPS; COMMITMENTS; GROUP PURCHASE LIMITS

HSBC Purchase Group

Group Purchase Limit:	$112,500,000

Managing Agent:	HSBC Securities (USA) Inc.

Conduit Purchaser:	Regency Assets Limited

Committed Purchaser:	Regency Assets Limited
Commitment:	$112,500,000

PNC Purchase Group

Group Purchase Limit:	$112,500,000

Managing Agent:	PNC Bank, N.A.

Conduit Purchaser:	PNC Bank, N.A.

Committed Purchaser:	PNC Bank, N.A.
Commitment:	$112,500,000